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                                                                  EXHIBIT 10(dd)

                    Second Amendment to Employment Agreement

     Second Amendment ("Second Amendment") entered into on the 5 day of August, 1997 to a certain Employment Agreement dated as of September 1, 1995, as modified by an Amendment dated July, 1996 (which agreements are collectively called the "Existing Employment Agreement") between MISONIX, INC., a New York corporation (hereinafter called the "Company") with offices at 1938 New Highway, Farmingdale, New York 11735 and JOSEPH LIBRIZZI, residing at 10 Indian Trace, Kings Park, New York 11754 (hereinafter called the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee desire to continue the services of Employee upon the terms and conditions contained in the Existing Employment Agreement, as hereby amended.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

1.   Terms and References

     Unless otherwise expressly provided in this Amendment, all terms, definitions and references in the Existing Employment Agreement shall have the same meanings when used herein.

2.   Term of Employment

     The term of employment provided in this Second Amendment shall be for the 13 months commencing September 1, 1997 and ending September 30, 1998. Accordingly, the reference in paragraph 1 of the Existing Employment Agreement in the third line thereof shall be to the 13 month period ending September 30, 1998; the balance of paragraph 1 of the Existing Employment Agreement shall remain in effect and any future renewal periods shall be for the twelve month period commencing October 1st.



3. Paragraph 4 of the Existing Employment Agreement, dealing with Compensation, is hereby amended as follows:


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a)   The base salary provided in paragraph 4(a) shall be $200,000 per annum
     (with an additional monthly payment of $16,666.67 to be made for the thirteenth month of the initial term hereof, i.e., September, 1998);



b) The incentive compensation provided in paragraph 4(b) of the Employment Agreement shall be modified to read as follows for all years after Fiscal 1997:

     "(b) Not later than one hundred twenty (120) days after the end of the fiscal year of the Company ending on the 30th day of June immediately prior to the expiration date of that year for employment (so that, for example, the results of the Company's fiscal year ending June 30, 1998 shall be applicable to the initial 13 months of employment under this Second Amendment), the Company shall pay to Employee, as incentive compensation:

     If Pretax Operating Earnings for fiscal year are:

                                         Incentive Compensation Payment

     less than $4,000,000      - None
     $4,000,000 to $5,500,000 - 5% of pretax operating earnings in this range $5,500,001 to $7,000,000 - 7.5% of pretax operating earnings in this range
     $7,000,001 to $9,625,000  - 10% of pretax operating earnings in this range

     In no event shall the Employee be entitled to more than $450,000 in incentive compensation either for the initial 13 month term of this Second Amendment or for any renewal term thereafter.

     For purposes hereof, "pretax operating earnings" of the Company shall mean, with respect to any fiscal year, the operating income (including royalties and license fees) if any, but excluding, without limitation, interest income, for such fiscal year as set forth in the audited, financial statements of the Company included in its Annual Report to Stockholders for such fiscal year, before deduction of (i) taxes based on income, or (ii) of the incentive compensation to be paid to Employee for such fiscal year.

     For each Renewal Period hereunder, the calculation of incentive compensation shall be made upon the results of the Company's fiscal year expiring on the 30th day of June during such Renewal Period. In the event of a change of the Company's fiscal year, the calculation period for the incentive compensation shall be equitably adjusted."

     Subparagraphs (c) and (d) of paragraph 4 shall remain as presently stated in the Existing Employment Agreement.

4. In the event of the death or disability of Employee or other severance of employment of Employee during the pendancy of the initial term or a renewal term for any reason (except (a) by virtue of non-renewal, or (b) termination by the Company for cause pursuant to


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     paragraph 10 of the existing Employment Agreement), Employee shall be entitled to the incentive compensation calculated up to the date of death, disability or other date of such severance, as the case may be; Employee's entitlement shall be calculated by multiplying the dollar amount of incentive compensation he would be entitled to for the entire initial term or renewal term in which such death, disability or other such severance occurs, by a fraction whose numerator is the number of months in such term prior to death, disability or such other severance (not to exceed 12) and whose denominator is the number "12".

5. Employee shall be furnished with an executive style automobile for use in the Company's business at the Company's expense, with all reasonable expenses, directly relating thereto, to be paid or reimbursed by the Company.

6. All notices to be given hereunder may also be transmitted by hand or by receipted overnight courier (such as UPS or Federal Express).

7. Except as expressly modified by this Second Amendment, the terms and conditions of the Existing Employment Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the Existing Employment Agreement and this Second Amendment, the terms of this Second Amendment shall prevail.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment on the day and year first above written.

                                                     MISONIX, INC.

                                                  BY:/s/GARY GELMAN
                                                     ---------------------------
                                                     GARY GELMAN, CHAIRMAN

                                                     /s/JOSEPH LIBRIZZI
                                                     -----------------------
                                                     JOSEPH LIBRIZZI